SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 7, 2003

MOUNTAINBANK FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina	000-32547	56-2237240
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Wren Drive Hendersonville, North Carolina (Address of principal executive offices)	28792 (Zip Code)

Registrant’s telephone number, including area code: (828) 693-7376

Item 5. Other Events and Regulation FD Disclosure.

Registrant announced that, at a special meeting of shareholders of CNB Holdings, Inc. (“CNB”) held on March 7, 2003, for the purpose of voting on the Agreement and Plan of Reorganization and Merger under which it was proposed that CNB merge into Registrant, CNB’s shareholders voted overwhelmingly in favor of approval of the agreement.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits. The following exhibit is being filed with this Report:

Exhibit No.	Exhibit Description
99	Copy of press release dated March 7, 2003

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MOUNTAINBANK FINANCIAL CORPORATION (Registrant)

Date:	March 7, 2003	By:	/s/ Gregory L. Gibson
Gregory L. Gibson
Chief Financial Officer

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